UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Mykrolis Corporation

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MYKROLIS CORPORATION

129 Concord Road

Billerica, Massachusetts 01821

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 28, 2004

The 2004 Annual Meeting of Stockholders of Mykrolis Corporation will be held at 129 Concord Road, Billerica, Massachusetts, on Wednesday, April 28, 2004, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect three Class I Directors for the ensuing three years.

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on March 19, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By order of the Board of Directors,

Peter W. Walcott

Secretary

Dated: March 26, 2004

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE.

MYKROLIS CORPORATION

129 Concord Road

Billerica, Massachusetts 01821

Proxy Statement for the 2004 Annual Meeting of Stockholders

To Be Held on April 28, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mykrolis Corporation for use at the 2004 Annual Meeting of Stockholders to be held at 129 Concord Road, Billerica, Massachusetts on Wednesday, April 28, 2004, at 10:00 a.m., local time, and at any adjournment or adjournments of that meeting. This Proxy Statement, the foregoing Notice of Annual Meeting, the enclosed form of proxy and the Company’s 2003 Annual Report to Stockholders are first being mailed or given to stockholders on or about March 26, 2004. As used in this Proxy Statement, references to the “Company” or “Mykrolis” include references to Mykrolis Corporation.

PROXIES

A stockholder giving a proxy may revoke it at any time before it is voted by executing and delivering to Mykrolis another proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the 2004 Annual Meeting. Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted in favor of the election of the three named nominees as Class I Directors. In addition, the proxy confers discretionary authority to vote on any other matter properly presented at the 2004 Annual Meeting which is not known to the Company as of the date of this Proxy Statement, unless the proxy directs otherwise. All costs of solicitation of proxies will be borne by Mykrolis. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Mykrolis will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

VOTING SECURITIES AND VOTES REQUIRED

The record date for the determination of stockholders entitled to notice of and to vote at the 2004 Annual Meeting was the close of business on March 19, 2004 (the “Record Date”). On the Record Date, there were 41,146,089 shares of Common Stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote. Each share of common stock is entitled to one vote. Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the meeting is required for the election of directors. Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting on the election of directors.

1. ELECTION OF DIRECTORS

Mykrolis has a classified Board of Directors currently consisting of three Class I Directors, two Class II Directors and two Class III Directors. At each annual meeting of stockholders, directors in one class are elected for a full term of three years to succeed those directors whose terms are expiring. The Class II Directors have terms expiring at the 2005 Annual Meeting and the Class III Directors have terms expiring at the 2006 Annual Meeting. This year, each of the three Class I Directors will stand for election to a three-year term expiring at the 2007 Annual Meeting and until his successor is duly elected and qualified. The persons named in the enclosed proxy will vote to elect as directors Richard A. Aurelio, Robert E. Caldwell and Michael P.C. Carns, the Class I nominees designated by the Board of Directors, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors. There are no family relationships between or among any officers or directors of Mykrolis.

Set forth below are the name and age of each nominee for election as a Class I Director and of each continuing member of the Board of Directors, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of his first election as a director of Mykrolis. Information with respect to the number of shares of Mykrolis common stock beneficially owned by each director, directly or indirectly, as of January 31, 2004, appears below under the heading “Ownership of Mykrolis Common Stock.”

Nominees for Election for Terms Expiring in 2007 (Class I Directors)

The following table sets forth information regarding the nominees for re-election as Class I Directors:

Name of Nominee	Age	Class	Principal Occupation	Director Since
Richard A. Aurelio	59	I	Chairman and Chief Executive Officer, Varian Semiconductor Equipment Associates, Inc.	2002

Robert E. Caldwell	67	I	Retired Vice President & General Manager, Semiconductor Division of Digital Equipment Corporation	2001

Michael P.C. Carns	66	I	Independent Business Consultant	2001

Richard A. Aurelio was elected a director of Mykrolis on February 7, 2002. Mr. Aurelio has served as Chairman and Chief Executive Officer of Varian Semiconductor Equipment Associates, Inc. (a manufacturer of ion implantation equipment for the semiconductor industry) since February 2001 and as its Chief Executive Officer and a director since April 1999. Mr. Aurelio also served as Executive Vice President of Varian Associates, Inc. from 1992 to April 1999 and as President of the Semiconductor Equipment Business of Varian Associates, Inc. from 1991 to 1992.

Robert E. Caldwell retired from his position as Vice President and General Manager of the Semiconductor Division of Digital Equipment Corporation, a supplier of networked computer systems, software and services, in September 1998, a position he had held since 1990. Prior to that, Mr. Caldwell held various engineering and product management positions at Dickinson Electronics, Motorola, Inc., Mostek Corporation and Fairchild Camera & Instrument Corporation, a semiconductor manufacturer, where he served as General Manager of the Gate Array Division from 1981 through 1983. Mr. Caldwell has been granted two U.S. patents for silicon wafer processing. Mr. Caldwell received his B.S. and M.S. degrees in physics from Arizona State University.

Michael P.C. Carns retired in the grade of General from the United States Air Force in September 1994 after 35 years of service. General Carns currently is an independent business consultant. From 2001 through 2003, he served as Vice Chairman of PrivaSource, Inc., a software company focusing on health data privacy and security. From 1995 to 2000, General Carns served as President and Executive Director of the Center for International Political Economy. From May 1991 until his retirement, General Carns served as Vice Chief of Staff, United States Air Force. From September 1989 until 1991, he served as Director of the Joint Staff, Joint Chiefs of Staff. General Carns is a director of Engineered Support Systems, Inc. (manufacture and service of integrated military electronics systems), Mission Research Corporation (high technology research) and Rockwell Collins, Inc. (aviation and information technology). He is also a member of the Department of Defense Science Board and numerous professional and civic organizations. General Carns graduated from the United States Air Force Academy in 1959; from the Harvard Business School in 1967; and from the Royal College of Defense Studies, London in 1977.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

STOCKHOLDERS VOTE FOR THE ABOVE NOMINEES

Continuing Directors

The following table sets forth information concerning our directors whose terms continue after the 2004 Annual Meeting of Stockholders. The terms of the Class II Directors expire at the Company’s 2005 Annual Meeting of Stockholders and the terms of the Class III Directors expire at the Company’s 2006 Annual Meeting of Stockholders:

Name of Nominee	Age	Class	Principal Occupation	Director Since
Michael A. Bradley	55	III	President of Teradyne, Inc.	2001

Daniel W. Christman	60	II	Senior Vice President, International Affairs, U.S. Chamber of Commerce	2001

Thomas O. Pyle	64	II	Retired Healthcare Executive	2001

C. William Zadel	60	III	Chairman and Chief Executive Officer, Mykrolis Corporation	2001

Directors Whose Terms Expire in 2005 (Class II Directors)

Daniel W. Christman has been a Mykrolis director since October 2001, and since February of 2003 has been designated as the Presiding Director of the Mykrolis Board of Directors. In 2003 he became a Senior Vice President, International Affairs of the U.S. Chamber of Commerce. From 2001 until 2003, he was the President and Executive Director of the Kimsey Foundation, Washington, D.C., which has been active in education and community development in the Washington, D.C. area as well as in international issues that focus on the alleviation of human suffering. He was named to this position in July, 2001, after his retirement as a Lieutenant General from a career in the United States Army that spanned more than 36 years. Immediately prior to his retirement, General Christman served as the Superintendent of the United States Military Academy at West Point since 1996. From 1994 until 1996, General Christman served as Assistant to the Chairman of the Joint Chiefs of Staff of the United States. General Christman’s key command positions have also included the U.S. Army’s Engineer School in the early 1990’s, and the U.S. Army Corps of Engineer District in Savannah, Georgia. General Christman also served in President Ford’s administration as a member of the National Security Council staff, where he shared responsibility for strategic arms control. General Christman currently serves as a member of the Board of Directors of Ultralife Batteries, Inc., a manufacturer of high energy lithium batteries for military, industrial and consumer applications, Metal Storm Limited, an electronic ballistics technology company based in

Brisbane, Australia, and of United Services Automobile Association. General Christman is a graduate of the United States Military Academy at West Point, where he also was an Assistant Professor of Economics. General Christman holds an MPA degree in public affairs and an MSE degree in civil engineering from Princeton University and a Juris Doctor degree from The George Washington University Law School.

Thomas O. Pyle retired from his position as Senior Advisor to the Boston Consulting Group in 1997, a position he had held since 1992, other than from January to April of 1993 when he served on the White House Task Force on Healthcare Reform and from October 1993 through September 1994 when he served as Chief Executive Officer of MetLife HealthCare. From April 2001 until April 2002 he was Chairman, Chief Executive Officer and director of PrivaSource Incorporated, a software company focusing on health data privacy and security, and was the Chairman and a director of that organization until July 2003. Mr. Pyle served Harvard Community Health Plan, Inc. as its President, director and Chief Executive Officer from 1978 until 1991. Mr. Pyle received his M.B.A. from the Harvard Business School. He served as a director of Controlled Risk Insurance Company, Ltd. from 1976 until August 2003 and as its Chairman from 1976 to 1989 and from 2000 until 2002. Mr. Pyle currently serves as a member of the Board of Directors of Medical Education for South African Blacks, a charitable foundation, and as its Treasurer. He is also a director of the Pioneer Institute, a non-profit public policy research organization.

Directors Whose Terms Expire in 2006 (Class III Directors)

Michael A. Bradley has been the President of Teradyne, Inc. since May of 2003. Prior to assuming that position, Mr. Bradley served as the President of the Semiconductor Test Division of Teradyne, Inc. since March 2001, the Chief Financial Officer of Teradyne, Inc. since 1999 and a Vice President of Teradyne, Inc. since 1992. Prior to 1992, Mr. Bradley held various finance, marketing, sales and management positions with Teradyne, Inc. and worked in the audit practice group of the public accounting firm of Coopers and Lybrand. Mr. Bradley was appointed to Teradyne’s Management Committee in 1994 and its Executive Committee in 1996. Mr. Bradley received his A.B. degree from Amherst College and an M.B.A. from the Harvard Business School.

C. William Zadel has been our Chairman and Chief Executive Officer since November 2000 and a director of Mykrolis since February 2001. Mr. Zadel served as Chief Executive Officer, Chairman and President of Millipore Corporation from February 1996 through April 2001, at which time he resigned as President but continued as Chief Executive Officer until August 2001, when he resigned all positions as an officer of Millipore. Mr. Zadel continued to serve Millipore as a non-executive Chairman of the Board and a director until April of 2002. From 1986 until 1996, Mr. Zadel served as President and Chief Executive Officer of Ciba Corning Diagnostics Corp., a company that develops, manufactures and sells medical diagnostic products. Prior to that he was Senior Vice President of Corning Glass Works (now Corning Inc.) Americas Operations since 1985 and Vice President of business development since 1983. Mr. Zadel currently serves on the Boards of Directors of Kulicke and Soffa Industries, Inc. and Matritech, Inc. Mr. Zadel served as Chairman of the Board of Directors of the Massachusetts High Technology Council from 1999 until 2001; he continues as a member of the Board of Directors of that organization. He has also served as the Chairman of the Health Industry Manufacturers Association from 1994 to 1995.

Board and Committee Meetings

The Board of Directors has a standing Audit & Finance Committee, which provides the opportunity for direct contact between the Company’s independent accountants and the directors. The Board of Directors has adopted and amended a written charter for the Audit & Finance Committee, a copy of which is posted on the Company’s web site http://www.Mykrolis.com under “Investor Relations – Governance.” The responsibilities of the Audit & Finance Committee include selection, appointment, compensation and oversight of the Company’s independent accountants as well as reviewing the scope and results of audits and reviewing the Company’s internal accounting control policies and procedures. The Audit & Finance Committee held seven meetings during

2003. The current members of the Audit & Finance Committee are Messrs. Bradley, Christman and Pyle, each of whom has been determined by the Board of Directors to be “independent” as defined under Section 303A.02 of the New York Stock Exchange’s listing standards. The Board of Directors has determined that Michael A. Bradley, the Chairman of the Audit & Finance Committee, possesses the attributes of an “audit committee financial expert” as that term is defined in the rules of the Securities and Exchange Commission.

The Board of Directors also has a standing Management Development & Compensation Committee, which provides recommendations to the Board regarding Mykrolis compensation programs. The Board of Directors has adopted and amended a written charter for the Management Development & Compensation Committee, a copy of which is posted on the Company’s web site http://www.Mykrolis.com under “Investor Relations – Governance.” The responsibilities of the Management Development & Compensation Committee include determining the compensation of corporate officers, reviewing and recommending changes to stock option and other employee benefit plans, reviewing the administration of such plans and reviewing the Company’s management development programs and strategies. The Management Development & Compensation Committee held six meetings during 2003. The members of the Management Development & Compensation Committee are Messrs. Caldwell, Aurelio and Carns, each of whom has been determined by the Board of Directors to be “independent” as defined under Section 303A.02 of the New York Stock Exchange’s listing standards. See “Management Development & Compensation Committee Report on Executive Compensation” below.

The Board of Directors does not have a nominating committee; the functions normally performed by a nominating committee have been assigned to the Audit & Finance Committee by the Board of Directors. The nominating functions of the Audit & Finance Committee are set forth in the Audit & Finance Committee charter under the heading “Governance Functions.” In its nominating capacity, the Audit & Finance Committee determines the selection criteria for new directors and considers recommendations for nominee candidates from other directors, management and stockholders. Stockholders wishing to submit candidates for consideration as nominees may do so by directing an appropriate letter and resume to Peter W. Walcott, Vice President, General Counsel and Secretary of Mykrolis in accordance with the procedures described under “Stockholder Proposals for 2005 Annual Meeting” below. The Audit & Finance Committee, acting in its nominating capacity, periodically reviews the size and composition of the Board of Directors to determine whether the nomination of replacement or additional directors is appropriate. Identification of nominee candidates will generally rely upon acquaintances of the independent directors or management or individuals identified by third party search firms retained by the Audit & Finance Committee. The Audit & Finance Committee has established selection criteria for potential candidates as new directors. Criteria required of all director candidates include: integrity, intelligence, independence, flexibility, willing team member, willingness to speak out, and consensus driven. In addition, in order to promote a beneficial mix of perspectives, experience and expertise, the Audit & Finance Committee has established the following special criteria which would make a given candidate desirable: gender diversity, ethnic/racial diversity, geographic diversity, CEO experience, CFO/financial expert experience, industry experience and technical expertise.

The Board of Directors held five meetings during 2003. Each director attended at least 75% of the aggregate number of meetings held, while he was a director, by the Board of Directors and by any committee on which he served.

On February 27, 2003 the Board of Directors elected Daniel W. Christman Presiding Director to act as chairman of executive sessions of the Board of Directors and to coordinate communications among the directors and between stockholders and the directors. The Company’s Board of Directors has established procedures for stockholders to communicate with the Board of Directors. All communications should be directed: if by mail, to Daniel W. Christman, Presiding Director, Mykrolis Corporation, P.O. Box 305, Billerica, MA 01821 or if by email, to Presiding_Director@Mykrolis.com.

Members of the Board of Directors are encouraged to attend Annual Meetings of Stockholders. All directors attended the 2003 Annual Meeting of Stockholders.

Director Compensation

Non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director and during 2003 each received an annual retainer of $21,000 plus $1,000 for each board or committee meeting attended until September 18, 2003, at which time the meeting fee was increased to $1,250. In addition, the Presiding Director receives an annual retainer of $7,000 and any non-employee director who serves as chairman of a committee of the board receives an annual retainer of $3,500. Directors also receive equity compensation under the 2001 Non-Employee Director Stock Option Plan, as amended, in the form of initial and annual stock option grants. Upon initial election to the Board of Directors, each director was granted an option to acquire 10,000 shares of the Company’s common stock at the closing price on the New York Stock Exchange on the date of grant. In October 2002, the 2001 Non-Employee Director Stock Option Plan was amended prospectively to increase the size of both the initial and the annual option grants to 15,000 and 10,000 Mykrolis shares, respectively. All options granted under the 2001 Non-Employee Director Stock Option Plan carry an exercise price equal to 100% of fair market value on the date of grant, become exercisable in three equal annual installments beginning one year following the date of grant, and expire no later than ten years following the date of grant (subject to special provisions in the case of termination of service, retirement or death).

Mr. Zadel, the only employee director, receives no compensation for his service as a director.

Compensation of Executive Officers

The following table sets forth compensation information for the Chief Executive Officer and the four other executive officers of Mykrolis who, based on compensation from Mykrolis and its subsidiaries, were the most highly compensated for the year ended December 31, 2003. All information set forth in this table reflects compensation earned by these individuals for services with Mykrolis and its subsidiaries with respect to each of the last three fiscal years of the Company. For ease of reference, we collectively refer to these executive officers throughout this section as the “named executive officers.”

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)(3)		Other Annual Compen- sation ($)(5)	Securities Underlying Options (#)(6)	All Other Compen- sation(7)
C. William Zadel	2003	$544,961	(1)	$392,838		0	76,000	$58,430
Chairman and Chief	2002	$555,646	(1)	$486,203	(4)	0	134,580	$53,439
Executive Officer	2001	$667,849	(1)	0		0	281,010	$147,094

Jean-Marc Pandraud	2003	$249,483	(2)	$143,011		0	60,000	$47,113
President and Chief	2002	$236,923	(1)	$305,193	(4)	0	90,000	$24,351
Operating Officer	2001	$262,871	(1)	$48,004		0	176,920	$77,440

Bertrand Loy	2003	$199,586	(2)	$93,316		0	55,000	$49,623
Vice President, Treasurer	2002	$189,538	(1)	$203,462	(4)	0	55,000	$17,151
and Chief Financial Officer	2001	$197,553	(1)	$32,003		0	129,630	$54,586

Peter W. Walcott	2003	$199,586	(2)	$88,877		0	50,000	$29,600
Vice President, Secretary	2002	$189,538	(1)	$203,462	(4)	0	55,000	$23,106
and General Counsel	2001	$201,427	(1)	$32,003		0	119,630	$24,197

Fred E. Faulkner, Jr.	2003	$190,514	(2)	$67,870		0	35,000	$21,496
Vice President	2002	$180,923	(1)	$155,371	(4)	0	40,000	$19,865
Worldwide Manufacturing	2001	$203,942	(1)	$24,438		0	97,220	$33,385

(1)	Indicated amounts reflect the reduction in base salary of 20% for the Chief Executive Officer and 15% for the other named executive officers implemented in November of 2001.

(2)	Indicated amounts reflect the November 2002 reinstatement of one-half of the 15% reduction in base salary for the named executive officers other than the Chief Executive Officer; reinstatement of the balance of the salary reduction for the other named executive officers and of the entire of the salary reduction for the Chief Executive Officer was deferred until the quarter following the first quarter in which the Company achieved a profit at the operating income line. Since the Company achieved a profit at the operating income line during the fourth quarter of 2003, the base salaries of the Chief Executive Officer and the other named executive officers were fully restored in January 2004.
(3)	Amounts listed under this column are the variable incentive compensation component of target cash compensation earned during the indicated fiscal year, calculated as described under “Management Development & Compensation Committee Report on Executive Compensation” below.
(4)	For 2002, payment of the following portions of the listed variable incentive compensation earned with respect to 2002 was deferred until the quarter following the first quarter in which the Company achieved a profit at the operating income line as follows: Mr. Zadel—$486,203; Mr. Pandraud—$255,693; Mr. Loy—$170,462; Mr. Walcott—$170,462; and Mr. Faulkner—$130,171. Since the Company achieved a profit at the operating income line during the fourth quarter of 2003, these deferred amounts were paid in January 2004.
(5)	None of the perquisites and other benefits paid to each named executive officer exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by each named executive officer.
(6)	Stock options are granted by the Management Development & Compensation Committee and relate to the total cash compensation of the named executive officer for the current year. (See “Stock Option Grants in Fiscal 2003” and “Management Development & Compensation Committee Report on Executive Compensation” below).
(7)	Includes: (a) amounts contributed by the Company under the Mykrolis Corporation Savings & Investment Plan, a tax-qualified prototype Section 401(k) profit sharing/defined contribution plan (the “Savings Plan”) with respect to 2003, 2002 and 2001 to: Mr. Zadel of $39,886, $39,975 and $123,312, respectively; Mr. Pandraud of $34,234, $19,672 and $41,153, respectively; Mr. Loy of $38,512, $14,918 and $20,539, respectively; Mr. Walcott of $19,811, $14,918 and $19,070, respectively; and Mr. Faulkner of $14,662, $13,704 and $22,730, respectively; (b) Company “matching” contributions with respect to compensation deferred pursuant to the Savings Plan a tax-qualified plan under Section 401(k) of the Internal Revenue Code to: (i) Mr. Zadel of $6,000 and $5,500, Mr. Pandraud of $5,575 and $2,803, Mr. Loy of $8,744 and $2,234, Mr. Walcott of $5,817 and $5,268 and Mr. Faulkner of $4,566 and $5,500, respectively, with respect to 2003 and 2002; (ii) Messrs. Zadel, Walcott and Faulkner of $2,625, $5,127 and $4,038, respectively, with respect to 2001; (c) total amounts deferred under the Company’s non-qualified supplemental defined contribution and savings plans to provide certain executives with benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of compensation which may be deferred under the Savings Plan for the accounts of: (i) Mr. Zadel of $10,360 and $7,964, Mr. Pandraud of $5,932 and $1,877, Mr. Loy of $1,337 and $0, Mr. Walcott of $2,942 and $2,921, and Mr. Faulkner of $1,351 and $666, respectively, with respect to 2003 and 2002; (ii) Messrs. Zadel and Faulkner of $21,157 and $6,617, respectively, with respect to 2001; (d) amounts paid during 2003 for premiums on term life insurance for the benefit of Mr. Zadel of $2,184, Mr. Pandraud of $1,373, Mr. Loy of $1,030, Mr. Walcott of $1,030 and Mr. Faulkner of $917; (e) amounts included for Messrs. Pandraud and Loy represent payments made of approximately $36,287 and $34,047, respectively, with respect to 2001 by Millipore S.A. (France) for retirement allowances under the government-sponsored retirement plan in France for salaried (exempt) employees (“AGIRC”).

Stock Option Grants in 2003

The following table shows all grants of options to acquire shares of Mykrolis common stock to the named executive officers during the fiscal year ended December 31, 2003.

Stock Option Grants in Fiscal 2003

	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)		Percent of Total Options Granted to Employees in Fiscal 2003(2)	Exercise Price Per Share ($)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
Name						5% ($)	10% ($)
C. William Zadel	76,000	(5)	5.4	15.46	12/4/2010	478,327	1,114,705

Jean-Marc Pandraud	60,000	(5)	4.3	15.46	12/4/2010	377,626	880,030

Bertrand Loy	55,000	(5)	3.9	15.46	12/4/2010	346,157	806,694

Peter W. Walcott	50,000	(5)	3.6	15.46	12/4/2010	314,689	733,358

Fred E. Faulkner	35,000	(5)	2.5	15.46	12/4/2010	220,282	513,351

(1)	All of these options are subject to the terms of the Mykrolis Corporation 2001 Equity Incentive Plan and to the terms of the standard Restricted Non-Qualified Stock Option Grant Agreement between the named executive officer and Mykrolis and are exercisable only after they vest.
(2)	Percentage is based on a total of 1,406,989 shares granted to all Mykrolis employees during fiscal 2003.
(3)	All options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant.
(4)	The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s common stock, the option holder’s continued employment through the option period and the date on which the options are exercised.
(5)	These options vest 100% on the first anniversary of the date of grant. The underlying shares are subject to restriction on transfer and to forfeiture in the event that the grantee leaves Mykrolis; these restrictions lapse as to 25% of the underlying shares on each anniversary of the date of grant.

Fiscal 2003 Option Exercises and Year-End Option Values

The following table contains certain information regarding stock option exercises and stock options held as of December 31, 2003 by the named executive officers.

	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options At Fiscal Year-End		Value of Unexercised In-The-Money Options At Fiscal Year-End ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable(2)
C. William Zadel	0	0	942,481	453,288	$7,412,003	$2,522,602
Jean-Marc Pandraud	21,420	192,308	249,375	237,504	$1,602,900	$1,105,624
Bertrand Loy	87,455	327,309	56,081	165,577	$512,054	$665,265
Peter W. Walcott	7,250	55,463	101,805	147,431	$506,500	$577,874
Fred E. Faulkner	0	0	132,844	134,410	$616,309	$547,833

(1)	Value Realized is based on the difference between the option exercise price and the fair market value at the time of exercise.
(2)	Value is based on the difference between the option exercise price and the fair market value at December 31, 2003 ($16.08).

Management Development & Compensation Committee Interlocks and Insider Participation

Since February 7, 2002, the members of the Management Development & Compensation Committee have been Robert E. Caldwell, Richard A. Aurelio and Michael P.C. Carns. No member of the Management Development & Compensation Committee was at any time during fiscal year 2003 an officer or employee of Mykrolis or any subsidiary of Mykrolis, nor has any member of the Management Development & Compensation Committee had any relationship with Mykrolis requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

During fiscal 2003, no executive officer of Mykrolis has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Management Development & Compensation Committee of Mykrolis.

Change of Control Agreements

Mykrolis has entered into agreements with Messrs. Zadel, Pandraud, Loy, Walcott and Faulkner as well as three other executive officers, to provide them with certain severance benefits in the event of an actual or impending “Change of Control” of Mykrolis. In substance, a Change of Control shall be deemed to have occurred when any person becomes the beneficial owner, directly or indirectly, of 15% of the Company’s then outstanding Common Stock or if those members who constituted a majority of the Board of Directors cease to be so. An “Impending Change of Control” means any event or circumstances which gives rise to a threat or likelihood of a Change of Control, whether or not it is approved by the Company’s management or directors.

The executive officers who have entered into agreements with Mykrolis will be provided with benefits in the event that their employment with Mykrolis is terminated pursuant to or following a Change of Control. Each agreement provides that if the executive officer remains in the Company’s employ for at least 6 months following an event giving rise to an impending Change of Control or, pursuant to or following such a Change of Control, the employment of the executive officer is terminated, the executive officer will then receive the severance benefits. Generally, these benefits include: a lump sum termination payment at a rate equal to two times the highest amount of target total cash compensation during the previous 3 years (if such provisions had been triggered during 2003, the amounts payable to Messrs. Zadel, Pandraud, Loy, Walcott and Faulkner would have been $2,083,698, $1,084,232, $786,000, $786,000 and $672,000, respectively), plus medical, dental and life insurance benefits. Further, in the event of an impending Change of Control, options for purchase of shares of Mykrolis common stock become exercisable immediately and executive officers are given the right to sell to Mykrolis all shares held (or acquired within 90 days following a Change of Control) at a price equal to the highest price paid by the person acquiring control within the 90 day period prior to the exercise of such right.

Management Development & Compensation Committee Report on Executive Compensation

Overview and Philosophy

The Management Development & Compensation Committee is comprised solely of non-employee directors of the Company. The Management Development & Compensation Committee is responsible for administering the Company’s executive compensation program and reviewing and making recommendations to the Board of Directors with respect to the Company’s overall compensation policy as well as the specific compensation of executive officers and other senior management. In connection with these responsibilities, the Committee has authority to administer the Mykrolis 2001 Equity Incentive Plan, including recommending the grant of stock options and other awards thereunder.

The Company’s executive compensation program is intended to attract and retain talented executives and senior management by offering competitive compensation opportunities. The Company pursues a compensation philosophy that emphasizes the combination of performance-based cash compensation and stock-based compensation. We intend to provide competitive target total cash compensation (base salary plus variable incentive compensation) for competitive performance, superior total cash compensation for superior performance and reduced total cash compensation for less than competitive performance. We believe that this will foster a performance-oriented environment by tying a significant portion of each executive’s cash compensation to the achievement of objectives that are important to the Company and are thus expected to enhance shareholder value. The objectives of the executive compensation policies are to:

•	attract, retain, motivate and reward high caliber executives;
•	foster teamwork and support the achievement of the Company’s financial and strategic goals through performance based financial incentives;
•	promote the achievement of strategic objectives which lead to long-term growth in shareholder value;
•	encourage strong financial performance by establishing aggressive goals for target performance and leveraging incentive programs through stock-based compensation; and
•	align the interests of executive officers with those of the Company and its shareholders by making incentive compensation dependent upon Company performance.

The Company’s executive compensation program is currently comprised of three principal components: base salary; variable incentive compensation under the Mykrolis Incentive Plan; and equity incentive in the form of stock options granted under the Mykrolis 2001 Equity Incentive Plan.

Target Total Cash Compensation

Target total cash compensation for each executive is established based on comparable, competitive marketplace data. This marketplace data is drawn from proxy information and supplemental executive pay data provided by third party compensation consultants. For this purpose, in fiscal 2001 the Company relied on pay level data for positions of similar scope and responsibility within a group of comparator companies in the semiconductor equipment and related high technology industries. These companies had been recommended by outside compensation consultants and were approved by the Board of Directors for use in determining appropriate equity dilution levels and stock option allocation practices. Since compensation was subject to a pay freeze during 2002 and 2003, the 2001 comparative data continued to be the basis for target total cash compensation for executives during 2003.

Base Salary and Variable Incentive Compensation

Once target total cash compensation has been established for each executive, the total cash compensation is divided into a base salary portion and a variable incentive compensation portion. The variable incentive compensation portion is provided by awards under the Mykrolis Incentive Plan. Generally, the higher the level of responsibility of the executive within the Company, the greater the portion of that executive’s target total cash compensation that consists of the variable incentive compensation component.

The variable incentive compensation component is designed to provide executive officers and other employees with a potential cash award based on the achievement of annual financial and operating objectives. A number of Company performance objectives as well as individual objectives are used; most of the Company objectives are generally stable from year to year with a few being subject to annual reassessment. These Company performance objectives are weighted based upon their relative priority to the Company. The Company performance objectives, their relative weighting and the award formulae are approved in advance by the Management Development & Compensation Committee and are designed to dovetail with operating plans approved by the Mykrolis Board of Directors. During 2003, the Company’s performance with respect to identified objectives was measured two-thirds by the Company’s performance against the performance of a group of thirteen comparator companies in the semiconductor equipment and related high technology industries and one-third by the Company’s performance with respect to identified objectives against the Company’s 2003 budget.

A minimum level of Company performance is required before any award is earned under the Mykrolis Incentive Plan. During 2003, awards for executive officers and senior employees were based two-thirds on Company performance objectives and one-third on individual objectives. Other employees were eligible to receive awards equal to lesser percentages of their base salary based solely upon the Company performance objectives. If a minimum level of Company performance is achieved, achievement of the Company performance objectives are assessed independently so that an award can be earned with respect to one performance objective even if performance with respect to another objective does not qualify for an award. For 2003 awards under the Mykrolis Incentive Plan are calculated based upon the Company’s performance during the fiscal year with respect to each performance objective using sliding scales of multipliers which increase with the Company’s level of performance. The Company’s relative competitive performance against the comparator companies and its absolute performance against budget were calculated separately and then weighted in accordance with the two-thirds/one-third ratio referred to above to arrive at an overall Company performance multiplier. Achievement of individual performance objectives by executives and senior employees is assessed and a personal performance multiplier determined from that assessment. This individual performance multiplier is multiplied by the overall Company performance multiplier and applied to the weighted individual target award to determine the individual award. The sum of the corporate performance award and the individual performance award is designed to provide competitive total target cash compensation if the Company achieves competitive performance.

For 2003 the Company’s relative competitive performance objectives were revenue growth, operating income and inventory turnover and the absolute performance objectives were reported revenue versus budget, reported operating income versus budget and year end cash balance versus budget (subject to adjustment to generally eliminate extraordinary transactions); the weighting of these objectives for the absolute measurement against budget varied slightly from the weighting for the relative performance measurement. For fiscal 2003, our executive officers were eligible to receive an incentive compensation award ranging from 40% to 70% of base salary in the event that the Company achieved competitive performance for the Company performance objectives and the individual objectives were achieved. Since the Company was not profitable at the operating income line for fiscal year 2003, potential variable incentive awards were capped at 1.0 times the target award for competitive performance.

For fiscal 2003, the Company’s performance overall fell slightly short of target competitive performance and justified a variable incentive compensation award of 0.81 times the target award for competitive performance. Based upon this performance, an aggregate of $3,070,293 was earned by employees and executive officers under the MIP; of this amount $785,912 was earned by the named executive officers listed in the compensation table.

Equity Incentive

The Company grants stock options annually to a group of key employees including executive officers under the Mykrolis 2001 Equity Incentive Plan. The purpose of these grants is to allow executives and employees to participate in the success of the Company as measured by the stock market’s assessment of the Company’s performance and thus to align their interests with those of Mykrolis stockholders. Since stock options under the 2001 Equity Incentive Plan are granted at fair market value, the recipient of an option generally is only rewarded if the market price of the Company’s common stock appreciates. In addition, annual option grants carry vesting periods designed to encourage the retention of executive officers and other recipients. The number of options granted to each recipient generally is determined on the basis of the level of participation in variable incentive compensation that varies depending on the participant’s level of responsibility. During 2003, the Company made aggregate grants of stock options covering 1,406,989 shares of Mykrolis common stock to executives and a group of key employees. These grants amounted to approximately 3.5% of the Company’s outstanding common stock.

Chief Executive Officer Compensation

The Management Development & Compensation Committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other executive officers described above. During 2003, the Chief Executive Officer’s base salary was frozen at the reduced level established pursuant to the salary reduction in November of 2001. The Management Development & Compensation Committee nevertheless evaluated this salary by comparing it to semiconductor industry competitive marketplace data provided by an outside compensation consultant. This compensation level was deemed appropriate by the Mykrolis Board of Directors based on the challenges facing the Company to manage the Company’s operations through an extended and severe industry downturn, while completing the separation of operations from Millipore. During 2003 the Chief Executive Officer was granted options to acquire an aggregate of 76,000 shares of the Company’s common stock under the Mykrolis 2001 Equity Incentive Plan.

Internal Revenue Code Section 162(m)

The Mykrolis Management Development & Compensation Committee is aware of the potential impact upon the Company of Section 162(m) of the Internal Revenue Code, which prohibits public companies from deducting certain executive remuneration in excess of $1,000,000. While reserving the right of the Company to offer such compensation arrangements as may be from time-to-time necessary to attract and retain top-quality management, the Committee intends generally to structure such arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m) of the Code.

THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

Robert E. Caldwell, Chairman

Richard A. Aurelio

Michael P.C. Carns

Comparative Stock Performance

The comparative stock performance line graph below compares the cumulative stockholder return on the common stock of Mykrolis (MYK) for the period from the commencement of trading on the New York Stock Exchange following its initial public offering, August 10, 2001, through December 31, 2003, with the cumulative total return on (i) the Total Return Index for the New York Stock Exchange (the “NYSE Composite Index”) through December 31, 2002, (ii) the Philadelphia Semiconductor Index (SOX), which is a published industry index, through December 31, 2003, and (iii) the Standard & Poors 500 Index through December 31, 2003. The SOX contains 16 companies in the semiconductor and semiconductor equipment industries. The cumulative total return computations set forth in the performance graph assume the investment of $100 in the Company’s common stock, the NYSE Composite Index, the Standard & Poors 500 Index and the SOX Index on August 10, 2001. Since the NYSE Composite was changed in 2003 to exclude closed end funds, derivatives and limited partnerships in order to avoid double counting stocks held in the portfolios of those entities and since recalculated data for the NYSE Composite for prior periods is not available, the Company has excluded the restructured NYSE Composite for 2003 and added the Standard & Poors 500 Index as a substitute broad market index. Prior to August 10, 2001, the Company’s common stock was not registered under the Exchange Act.

	08/10/2001	12/31/2001	12/31/2002	12/31/2003
MYK	100.00	106.67	48.67	107.20
NYSE Comp. Index	100.00	96.95	77.73
SOX Index	100.00	94.63	49.71	94.54
S&P 500	100.00	95.38	74.30	95.61

Report of the Audit & Finance Committee

The Audit & Finance Committee is composed of three members and acts under a written charter adopted by the Board of Directors. The members of the Audit & Finance Committee are independent directors, as defined in the Audit & Finance Committee Charter and in Section 303A.02 of the New York Stock Exchange’s listing standards.

The Audit & Finance Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2003 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. Management represented to the Audit & Finance Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants are responsible for performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements. More specifically, the Audit & Finance Committee reviews, evaluates, and discusses with the Company’s management and with the independent accountants, the following matters:

•	the plan for, and the independent accountants’ report on, each audit of the Company’s financial statements;
•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;
•	changes in the Company’s accounting practices, principles, controls or methodologies; significant developments or changes in accounting rules applicable to Mykrolis; and
•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel and the areas of risk that could impact the Company’s business.

The Audit & Finance Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company’s independent accountants. Statement on Auditing Standards 61 requires the Company’s independent accountants to discuss with the Company’s Audit & Finance Committee, among other things, the following:

•	methods to account for significant unusual transactions;
•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and
•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent accountants also provided the Audit & Finance Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit & Finance Committee discussed with the independent accountants the matters disclosed in this letter and their independence from Mykrolis. The Audit & Finance Committee also considered whether the independent accountants’ provision of the other, non-audit related services to Mykrolis, which are referred to under the heading “Accountants,” is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent accountants, and its review of the representations and information provided by management and the independent accountants, the Audit & Finance

Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

In performing all of these functions, the Audit & Finance Committee acts only in an oversight capacity. The members of the Audit & Finance Committee have necessarily relied on the information, opinions, reports and statements presented to them by Mykrolis management, which has the primary responsibility for financial statements and reports. The members of the Audit & Finance Committee have also relied on the work and assurances of the Company’s independent accountants, who in their report express an opinion on the Company’s annual financial statements. Accordingly, while the Audit & Finance Committee has recommended to the Mykrolis Board of Directors that the audited financial statements be included in the Company’s Annual Report of Form 10-K as described above, the foregoing oversight procedures do not assure that management has maintained adequate financial reporting processes and controls, that the financial statements are accurate, or that the audit would detect all inaccuracies or flaws in the Company’s financial statements. The information set forth in this report of the Audit & Finance Committee is not “soliciting material,” deemed to be “filed” with the Securities and Exchange Commission and is not incorporated by reference into any filings of the Company under the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in any such filing.

AUDIT & FINANCE COMMITTEE

Michael A. Bradley, Chairman

Daniel W. Christman

Thomas O. Pyle

Ownership of Mykrolis Common Stock

Ownership by Directors and Management

The following table sets forth information concerning the number of shares of Mykrolis Common Stock, $0.01 par value, beneficially owned, directly or indirectly, by each director or nominee; each of the five most highly compensated named executive officers and all directors and executive officers as a group as of January 31, 2004. This information is based on information provided by each director, nominee and executive officer and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the director, nominee or officer held sole voting and investment power over such shares.

Name of Beneficial Owner	Amount and Nature of Shares Beneficially Owned(1)		% of Class
Richard A. Aurelio	8,332		*
Michael A. Bradley	8,332		*
Robert E. Caldwell	30,353		*
Michael P.C. Carns	8,332		*
Daniel W. Christman	10,832	(2)	*
Fred E. Faulkner, Jr.	136,051	(3)	*
Bertrand Loy	30,859		*
Jean-Marc Pandraud	231,312		*
Thomas O. Pyle	16,336	(4)	*
Peter W. Walcott	103,425		*
C. William Zadel	977,109		2.4
All Directors and Executive Officers as a Group (15 persons including those listed above):	1,768,222	(5)	4.3

*	None of these officers or directors owns as much as 1.0% of Mykrolis common stock.

(1)	Included in the shares listed as beneficially owned are the following number of shares subject to acquisition through the exercise of stock options under Mykrolis stock option plans and under options converted from Millipore Corporation stock options which the following executive officers have the right to acquire within 60 days following January 31, 2004: Mr. Aurelio–8,332 shares, Mr. Bradley–8,332 shares, Mr. Caldwell–21,908 shares, Mr. Carns–8,332 shares, Mr. Christman–8,332 shares, Mr. Faulkner–125,690 shares; Mr. Loy–25,970 shares, Mr. Pandraud–199,818 shares, Mr. Pyle–21,908 shares, Mr. Walcott–99,925 shares, and Mr. Zadel–917,481 shares.
(2)	Includes 500 shares held in the name of Mr. Christman’s wife as to which he disclaims beneficial ownership.
(3)	Includes 2,942 shares held in the name of Mr. Faulkner’s wife as to which he disclaims beneficial ownership.
(4)	Included in the shares listed as beneficially owned are 8,003 Mykrolis phantom shares distributed on February 27, 2002 with respect to deferred compensation phantom stock units for Millipore Corporation common stock credited to the deferred compensation account of Mr. Pyle under a plan maintained by Millipore Corporation for its directors (Mr. Pyle served as a director of Millipore Corporation until August 2001); these Mykrolis phantom stock units are payable only in cash upon Mr. Pyle’s retirement or earlier termination of service from the Mykrolis Board of Directors.
(5)	Includes 1,451,401 shares subject to acquisition by executive officers within 60 days following January 31, 2004 through the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers and persons who own more than 10 percent of Mykrolis common stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Mykrolis common stock. Mykrolis is required to disclose in its proxy statement any failure to file these reports by the required due dates. All of these filing requirements were satisfied in a timely manner.

Other Principal Holders of Mykrolis Common Stock

As of February 14, 2004, the following persons are believed by Mykrolis to be the beneficial owners of more than 5% of Mykrolis common stock, the Company’s only class of voting securities.

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class
David L. Babson & Company, Inc.	2,244,500	(1)	5.5%
One Memorial Drive
Cambridge, MA 02142-1300
T. Rowe Price Associates, Inc.	4,636,209	(2)	11.4%
100 East Pratt Street
Baltimore, MD 21202
US Bancorp Corp.	2,386,426	(3)	5.8%
800 Nicollet Mall
Minneapolis, MN 55402
Vanguard Horizon Funds	2,126,410		5.2%
Vanguard Capital Opportunity Fund
100 Vanguard Blvd.
Malvern, PA 19355

(1)	Of the shares reported as beneficially owned by David L. Babson & Company, Inc., a registered investment advisor, it has sole voting power with respect to 2,235,600 shares, shared voting power with respect to 8,900 shares, sole dispositive power with respect to 2,244,500 shares and shared dispositive power with respect to 0 shares.

(2)	Of the shares reported as beneficially owned by T. Rowe Price Associates, Inc., a registered investment advisor, it has sole voting power with respect to 1,435,200 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 4,636,209 shares and shared dispositive power with respect to 0 shares.
(3)	The shares reported as beneficially owned by U.S. Bancorp, a holding company, and by U.S. Bancorp Asset Management, Inc., a registered investment advisor, were reported as being held as follows: 1,197,676 shares by U.S. Bancorp of which shares it has sole voting power with respect to 1,157,293 shares, shared voting power with respect to 8,520 shares, sole dispositive power with respect to 1,182,609 shares and shared dispositive power with respect to 6,141 shares; 1,188,750 shares by U.S. Bancorp Asset Management, Inc., of which shares it has sole voting power with respect to 1,156,887 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,182,609 shares and shared dispositive power with respect to 6,141 shares.

The foregoing information is based upon Schedule 13G reports filed with the Securities and Exchange Commission by the above beneficial owners in January or February of 2004, with respect to their holdings of the common stock of Mykrolis Corporation.

ACCOUNTANTS

PricewaterhouseCoopers, L.L.P., (“PricewaterhouseCoopers”) independent accountants, has reported on the Company’s consolidated and combined financial statements for the years ended December 31, 2003 contained in the Company’s Annual Report on Form 10-K. The Audit & Finance Committee selected PricewaterhouseCoopers as the Company’s independent public accountants for fiscal 2004 and has also reviewed and approved the scope and nature of the services to be performed for Mykrolis by that firm. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate stockholder questions. See “Election of Directors” and “Report of the Audit & Finance Committee” for the names of those directors comprising the Audit & Finance Committee.

In connection with their examination of and report upon the Company’s financial statements for 2003, PricewaterhouseCoopers also reviewed the Company’s Annual Report on Form 10-K and its quarterly financial statements as filed with the Securities and Exchange Commission.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers as of or for the years ended December 31, 2003 and 2002 were:

Service	2003	2002
Audit	$740,101	$601,488
Audit Related	$89,943	$24,352
Tax	$37,137	$64,447
All Other	—	—
Total	$867,181	$690,287

The Audit services for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audit of the consolidated financial statements of the Company and statutory audits for subsidiaries, consents and review of documents filed with the SEC.

The fees for Audit Related services as of the years ended December 31, 2003 and 2002 were for assurance and related services with respect to the employee benefit plan audit, Sarbanes-Oxley Act of 2002 advisory services and audit procedures related to the assets acquired and the liabilities assumed pursuant to an acquisition.

The fees for Tax services for the years ended December 31, 2003 and 2002, respectively, were for services related to tax compliance, tax planning and tax advice.

Certain of the above described non-audit services performed during fiscal year 2002 were engaged prior to the adoption of the Sarbanes-Oxley Act of 2002 and were not subject to pre-approval requirements. Effective October 1, 2002, the Company’s Board of Directors has amended the charter of the Audit & Finance Committee to require the pre-approval of all non-audit services before any such non-audit services are performed for the Company. The amended charter of the Audit & Finance Committee is posted on the Company’s web site http://www.Mykrolis.com under “Investor Relations – Governance.” The Audit & Finance Committee adopted pre-approval policies and procedures with respect to audit and permissible non-audit services (“Services”) effective June 19, 2003. Under this policy, Services must receive either a general pre-approval or a specific pre-approval by the Audit & Finance Committee. The grant of a general pre-approval of Services is limited to identified Services that have been determined not to impair the independence of the independent auditor and must include a maximum fee level for the Services approved. A request for specific pre-approval must include detailed information concerning the scope of the Services and the fees to be charged. The policy also provides for a special delegation of pre-approval authority to the Chairman of the Audit & Finance Committee where the commencement of Services is required prior to the next scheduled meeting of the Audit & Finance Committee and it is impractical to schedule a special meeting; any such pre-approval by the Chairman is subject to review by the full Committee. All of the fees listed for 2003 in the table above received pre-approval by the Audit & Finance Committee.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Stockholder proposals submitted for inclusion in next year’s proxy materials must be received by the Company no later than November 28, 2004 and must comply with the requirements of the SEC’s Rule 14a-8 under the Securities Exchange Act of 1934. Proposals should be addressed to Peter W. Walcott, Secretary, Mykrolis Corporation, 129 Concord Road, Billerica, MA 01821.

Under the Company’s By-Laws any stockholder of record of Mykrolis may nominate candidates for election to the Board of Directors or present other business at an annual meeting if a written notice is delivered to the Secretary of Mykrolis at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business to be brought before the meeting, (a) a brief description of the business, (b) the reasons for conducting such business and (c) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such stockholder and such beneficial owner and (b) the number of shares of common stock that are held of record by such stockholder and owned beneficially by such beneficial owner.

The deadline for receipt of timely notice of stockholder proposals for submission to the Mykrolis 2005 Annual Meeting of Stockholders without inclusion in the Company’s 2005 Proxy Statement is February 26, 2005. Unless such notice is received by Mykrolis at its corporate headquarters, Attention Peter W. Walcott, Secretary, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

FORM 10-K ANNUAL REPORT

Stockholders may obtain without charge a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, by writing to Bertrand Loy, Vice President & Chief Financial Officer, Mykrolis Corporation, at the Company’s headquarters. In addition the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 is available through the web site of the Securities & Exchange Commission (www.sec.gov) on the EDGAR database as well as on the Company’s web page www.Mykrolis.com in the “Investor Relations” section under the heading “SEC Reports.”

OTHER BUSINESS

The Board of Directors is not aware of any other business to come before the Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.

By Order of the Board of Directors,

Peter W. Walcott

Secretary

Billerica, Massachusetts

March 26, 2004

DETACH HERE

PROXY

MYKROLIS CORPORATION

Annual Meeting of Stockholders April 28, 2004

The undersigned hereby constitutes and appoints C. William Zadel, Jean-Marc Pendraud, and Peter W. Walcott and each of them singly, proxies and attorneys of the undersigned with full power of substitution, to vote all shares of Common Stock of Mykrolis Corporation (Mykrolis) held by the undersigned or in respect of which the undersigned would be entitled to vote or act at the Annual Meeting of Stockholders of Mykrolis to be held in Billerica, Massachusetts on April 28, 2004 and at any adjournments of said meeting (except as expressly limited on the reverse side) which the undersigned would possess if personally present. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

SEE REVERSE SIDE	(Continued on reverse side)	SEE REVERSE SIDE

MYKROLIS CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH HERE

☒	Please mark votes as in this example.	#MYK

This proxy is solicited on behalf of the Board of Directors and unless otherwise specified in the boxes provided, this proxy will be voted IN FAVOR of all nominees and in the discretion of the named proxies as to any other matter that may come before the Meeting.

1.	Election of Directors
The undersigned GRANTS authority to elect as directors for a three year term the following Nominees:

(01) Richard A. Aurello, (02) Robert E. Caldwell, (03) Michael P.C. Cams

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

For all nominee(s) except as written above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:                                                                  Date:                              Signature:                                                                 Date: